                              STOCKHOLDER AGREEMENT

        STOCKHOLDER AGREEMENT, dated as of May 27, 1999 (this "Agreement") among PERBIO SCIENCE AB, a Swedish corporation, ("Parent"), EWOK ACQUISITION CORP., a Massachusetts corporation and a wholly owned subsidiary of Parent ("Sub") and the individuals listed on Schedule A attached hereto (each, a "Stockholder" and, collectively, the "Stockholders").

        WHEREAS, Parent, Sub, and Endogen, Inc. (the "Company") propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement") providing for (i) the making of a cash tender offer (as such offer may be amended from time to time as permitted under the Merger Agreement, the "Offer") by Sub for all the outstanding shares of common stock, par value $.01 per share, of the Company ("Company Common Stock") and (ii) for the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement; and

        WHEREAS, each Stockholder owns the number of shares of Company Common Stock set forth opposite his or its name on Schedule A attached hereto (such shares of Company Common Stock, together with any other shares of capital stock of the Company acquired by such Stockholders after the date hereof and during the term of this Agreement (including, without limitation, through the exercise of any stock options, warrants or similar instruments), being collectively referred to herein as the "Subject Shares"); and

        WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that each Stockholder enter into this Agreement;

        NOW, THEREFORE, to induce Parent to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows (capitalized terms used herein but not defined herein have the meanings set forth in the Merger Agreement):

1.      REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER.

        Each Stockholder hereby represents and warrants, severally and not jointly, to Parent as of the date hereof in respect of himself or itself as follows:

        (a) Authority. The Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Stockholder, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of the Stockholder. This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms. Except for the informational filings with the SEC, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not,
(i) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any certificate or articles of incorporation, bylaws, certificate or articles of limited partnership, limited partnership agreement, trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to the Stockholder's property or assets, including the Subject Shares, (ii) require any filing with, or permit, authorization, consent or approval of, or notice to, any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or regulatory authority or agency, domestic, foreign or supranational, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets, including the Subject Shares. If the Stockholder is a natural person and is married, and the Stockholder's Subject Shares constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such spouse in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws or creditors' rights generally or by general principles of equity. No trust of which such Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

        (b) The Subject Shares. The Stockholder is the record and beneficial owner of, and has good and marketable title to, the Subject Shares set forth opposite his or its name on Schedule A attached hereto, free and clear of any Liens. The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company or any Subsidiary other than the Subject Shares set forth opposite his or its name on Schedule A attached hereto. The Stockholder has the sole right to vote such Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement.

        (c) Brokers. No broker, finder, investment banker or other person is entitled to any brokerage, finder's or other fee or commission in connection with the execution of this Agreement by such Stockholder or the performance by such Stockholder of its obligations hereunder (it being understood that Adams, Harkness & Hill, Inc. and others disclosed to Sub pursuant to the Merger Agreement may be entitled to certain fees and expenses in connection with the transactions contemplated by the Merger Agreement, which fees and expenses shall be paid by the Company as set forth in the Merger Agreement).

2.      PURCHASE AND SALE OF SHARES.

        Each Stockholder hereby severally agrees to tender in the Offer to Sub, and Sub hereby agrees to purchase, subject to the terms and conditions set forth herein, all Subject Shares set forth opposite such Stockholder's name on Schedule A hereto at a price per Share equal to the Offer Price (as the same may be increased by Sub). Sub may direct that such Stockholder tender such Subject Shares and, subject to applicable Federal securities law, not withdraw any Subject Shares so tendered.

3.      CONDITIONS.

        Parent's and Sub's obligations to purchase and each Stockholders' obligations to sell the Subject Shares pursuant to Section 2 of this Agreement shall be subject to the prior satisfaction or waiver of the following conditions:

        (a) Sub shall have accepted the Shares for payment under the terms of the Offer;

        (b) the Minimum Condition shall have been satisfied;

        (c) all regulatory approvals required by any applicable law, rule, or regulation, including any applicable local, state, federal or foreign regulation, shall have been obtained, and each such approval shall be final; and

        (d) there exist no preliminary or permanent injunction, or any other order by any court of competent jurisdiction, restricting, preventing or prohibiting either the purchase, or the delivery, of the Subject Shares.

4.      REPRESENTATION AND WARRANTY OF PARENT AND SUB.

        (a) Authority. Parent and Sub have all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and Sub, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of the Parent and Sub. This Agreement has been duly executed and delivered by the Parent and Sub and constitutes a valid and binding obligation of the Parent and Sub enforceable against the Parent and Sub in accordance with its terms. Except for informational filings with the SEC, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, (i) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any certificate or articles of incorporation, bylaws, certificate or articles of limited partnership, limited partnership agreement, trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Parent or Sub or to the Parent's or Sub's property or assets,
(ii) require any filing with, or permit, authorization, consent or approval of, or notice to, any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or regulatory authority or agency, domestic, foreign or supranational, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Parent or Sub or any of the Parent's or Sub's properties or assets.

        (b) Brokers. No broker, finder, investment banker or other person is entitled to any brokerage, finder's or other fee or commission for which any Stockholder will be liable in connection with the execution of this Agreement by Parent and Sub or the performance by Parent and Sub of their obligations hereunder.

        (c) Financing. Parent has sufficient funds available, directly or through finance commitments, to purchase, or to cause Sub to purchase, all the Subject Shares pursuant to this Agreement and to pay all fees and expenses payable by Parent or Sub related to the transactions contemplated by this Agreement.

5.      COVENANTS OF EACH STOCKHOLDER.

        Until the termination of this Agreement in accordance with Section 10, each Stockholder, severally and not jointly, agrees as follows:

        (a) In connection with the closing of the purchase and sale contemplated under Section 2 of this Agreement (other than pursuant to the Offer), each Stockholder agrees to deliver, either to Sub or as directed by Parent, all certificates evidencing the Subject Shares held by such Stockholder, duly endorsed in blank for transfer, or accompanied by stock powers and such other documents as may be necessary in Parent's judgment to transfer record ownership of the Subject Shares to Sub or as directed by Parent.

        (b) At any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

        (c) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares (and each class thereof) against (i) any Alternative Transaction as such term is defined in Section 6.2 of the Merger Agreement, (ii) any amendment of the Company's articles of organization or by-laws or other proposal or transaction involving the Company, which amendment or other proposal or transaction would be reasonably likely to impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of Company Common Stock, or (iii) any action that would cause the Company to breach any representation, warranty or covenant contained in the Merger Agreement. Subject to Section 12, the Stockholder further agrees not to enter into any agreement or take any action inconsistent with the foregoing.

        (d) The Stockholder shall not, prior to the earliest of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms, (A) sell, transfer, give, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to any Transfer of, any or all of such Subject Shares or any interest therein or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, the Subject Shares to any person other than pursuant to the terms of the Offer or the Merger or (B) enter into any voting arrangement, directly or indirectly, whether by proxy, voting agreement or otherwise, in respect of the Subject Shares, and the Stockholder agrees not to commit or agree to take any of the foregoing actions.

        (e) Such Stockholder, and any beneficiary of a revocable trust for which such Stockholder serves as trustee, shall not take any action to revoke or terminate such trust or take any other action which would restrict, limit or frustrate in any way the transactions contemplated by this Agreement. Each such beneficiary hereby acknowledges and agrees to be bound by the terms of this Agreement applicable to it.

6.      GRANT OF IRREVOCABLE PROXY; APPOINTMENT OF PROXY.

        (a) Each Stockholder hereby irrevocably grants to, and appoints, Sub and Robb Anderson, President of Sub, in his capacity as an officer of Sub, and any individual who shall hereafter succeed to any such office of Sub, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder's Subject Shares, or grant a consent or approval in respect of such Subject Shares against (i) any Alternative Transaction as such term is defined in Section 6.2 of the Merger Agreement, (ii) any amendment of the Company's articles of organization or by-laws or other proposal or transaction involving the Company, which amendment or other proposal or transaction would be reasonably likely to impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of Company Common Stock, or (iii) any action that would cause the Company to breach any representation, warranty or covenant contained in the Merger Agreement. The proxy granted pursuant to this Section shall terminate upon the termination of this Agreement pursuant to
Section 10.

        (b) Such Stockholder represents that there are no proxies heretofore given in respect of such Stockholder's Subject Shares.

        (c) Such Stockholder hereby affirms that the irrevocable proxy set forth in this Section 6 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. Such Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Such Stockholder hereby ratifies and confirms all that the holder of such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 41 of the Massachusetts Business Corporation Law (the "MBCL").

7.      FURTHER ASSURANCES.

        Each Stockholder will, at Parent's expense, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

8.      CERTAIN EVENTS.

        (a) Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Common Stock, or the acquisition of additional shares of Company Common Stock or other voting securities of the Company by any Stockholder, the number of Subject Shares listed in Schedule A beside the name of such Stockholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company Common Stock or other voting securities of the Company issued to or acquired by such Stockholder.

        (b) Each Stockholder agrees that such Stockholder will tender to the Company, immediately after the execution hereof (or, in the event Subject Shares are acquired subsequent to the date hereof, immediately after such acquisition), any and all certificates representing such Stockholder's Subject Shares in order that the Company may inscribe upon such certificates the legend in accordance with Section 7.9 of the Merger Agreement.

9.      ASSIGNMENT.

        Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that (i) Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any subsidiary of Parent that may be substituted for Sub as contemplated by Section
10.8 of the Merger Agreement, and (ii) Parent may assign, in its sole discretion, any and all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, provided that Parent will continue to remain primarily liable for its obligations hereunder in the event of any assignment pursuant to this clause (ii). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

10.     TERMINATION.

        This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the date upon which the Merger Agreement is terminated in accordance with its terms.

11.     GENERAL PROVISIONS.

        (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

        (b) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by facsimile (with confirmation of delivery) or personally or sent by overnight courier (providing proof of delivery) to Parent in accordance with Section 10.2 of the Merger Agreement and to the Stockholders at their respective addresses and facsimile numbers set forth on Schedule A attached hereto (or at such other address and facsimile number for a party as shall be specified by like notice).

        (c) Interpretation. When a reference is made in this Agreement to an Article or a Section, such reference shall be deemed made to an Article or a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context otherwise requires, words importing the singular shall include the plural, and vice versa. Wherever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement.

        (d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

        (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

        (f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

        (g) Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

12.     STOCKHOLDER CAPACITY.

        No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his capacity as such director or officer. Each Stockholder signs solely in his capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder's Subject Shares and nothing herein (including, without limitation, the provisions of Section 5(e)) shall limit or affect any actions taken by a Stockholder in his capacity as an officer or director of the Company.

13.     ENFORCEMENT.

        The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the Commonwealth of Massachusetts or in a Massachusetts state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the Commonwealth of Massachusetts or any Massachusetts state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the Commonwealth of Massachusetts or a Massachusetts state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

14.     PUBLIC ANNOUNCEMENTS.

        No Stockholder shall issue any press release or make any public statement without the prior written consent of Parent, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

        IN WITNESS WHEREOF, Parent, Sub and the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.

PERBIO SCIENCE AB

By: /s/ Magnus Lindqvist
_______________________________________
Name:   Magnus Lindqvist
Title:  Director, PerBio Science AB
        Chief Financial Officer, Perstorp AB



By: /s/ Mats Fischier
_______________________________________
Name:   Mats Fischier
Title:  Director, PerBio Science AB
        Chief Executive Officer, Perstorp Life Science


EWOK ACQUISITION CORP.



By: /s/ Robb Anderson
_______________________________________
Name:   Robb Anderson
Title:  President


STOCKHOLDERS:


     /s/ Charles R. Burke
_______________________________________
Name:  Charles R. Burke


     /s/ Christine A. Burns
_______________________________________
Name:  Christine A. Burns


     /s/ Avery W. Catlin
_______________________________________
Name:  Avery W. Catlin


    /s/ Owen A. Dempsey
_______________________________________
Name:  Owen A. Dempsey

     /s/ Wallace G. Dempsey
_______________________________________
 Name:  Wallace G. Dempsey



    /s/ Irwin J. Gruverman
_______________________________________
Name:  Irwin J. Gruverman



    /s/ Hayden H. Harris
_______________________________________
Name:  Hayden H. Harris



    /s/ Wolfgang Woloszczuk
_______________________________________
Name:   Wolfgang Woloszczuk


G & G DIAGNOSTICS LIMITED PARTNERSHIP I



By: /s/ Irwin J. Gruverman
_______________________________________
Name:   Irwin J. Gruverman
Title:  General Partner



[HARRIS TRUST]


By: /s/ Hayden H. Harris
_______________________________________
Name:   Hayden H. Harris Living Trust Dated 3/6/98
Title:  Trustee



     /s/ Hayden H. Harris
_______________________________________
Name:   Hayden H. Harris

                                   SCHEDULE A

Name and Address of Stockholder                    Number of Shares of Company Common
                                                   Stock Owned

Charles R. Burke                                            -1,000-
c/o Monument Partners, Inc.
1410-1 Monument Street
Concord, MA 01742

Christine A. Burns                                              -0-
9 Salem Road
Wellesley, MA 02181

Avery W. Catlin                                             -1,000-
241 Central Street
Hingham, MA 02043

Owen A. Dempsey                                           -255,100-
21 Harris Street
Brookline, MA 02146

Wallace G. Dempsey                                        -160,000-
487 Scarsdale Road
Tuckahoe, NY 10707

Irwin J. Gruverman                                         -12,000-
16 Tanglewood Road
Needham, MA 02494

G&G Diagnostics Limited                                    -95,000-
Partnership I
30 Ossipee Road
Newton, MA 02164

Hayden H. Harris                                            -3,500-
c/o Enterprise Management
425 Main Street
Ann Arbor, MI 48104

[HARRIS TRUST]                                              -2,000-
c/o Enterprise Management
425 Main Street
Ann Arbor, MI 48104

Wolfgang Woloszczuk                                        -40,000-
c/o Biomedica GmbH
Divischgasse 4
A-1210 Vienna
AUSTRIA
